                                                                Exhibit 99.2


                              FINANCIAL STATEMENTS
                                   (RESTATED)


                                DECEMBER 31, 1995


                          PROMPT MEDICAL BILLING, INC.


                                 MIAMI, FLORIDA

                          INDEPENDENT AUDITORS' REPORT



The Stockholders
Prompt Medical Billing, Inc.
Miami, Florida

We have audited the accompanying balance sheet of Prompt Medical Billing, Inc. as of December 31, 1995, and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in material respects, the financial position of Prompt Medical Billing, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 9 to the financial statements, certain 1995 and 1994 unrecorded expenses were paid and contributed to capital by a related party. Accordingly, the financial statements have been restated to reflect this contribution.

September 20, 1996, except for Notes 8 and 9, as to which the date is October 30, 1996

                                  BALANCE SHEET
                                DECEMBER 31, 1995
                          PROMPT MEDICAL BILLING, INC.
                                   (restated)

                                     ASSETS

CURRENT ASSETS
    Cash                                                                 $   244
    Accounts receivable                                                   46,606
    Due from shareholders                                                 25,257
                                                                         -------

           Total current assets                                          $72,107
                                                                         =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                     $13,809
    Accrued pension contribution                                          24,500
                                                                         -------

           Total current liabilities                                      38,309

SHAREHOLDERS' EQUITY
    Common stock, $1 par value, 1,000 shares
        authorized, issued and outstanding                                 1,000
    Paid in capital                                                       17,916
    Retained earnings                                                     14,882
                                                                         -------

           Total shareholders' equity                                     33,798
                                                                         -------

           Total liabilities and shareholders'
               equity                                                    $72,107
                                                                         =======


See independent auditors' report and the accompanying notes to financial statements, which are an integral part of this financial statement.

                    STATEMENT OF INCOME AND RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1995
                          PROMPT MEDICAL BILLING, INC.
                                   (restated)

REVENUES
    Fees                                                 $ 202,185
    Interest income                                            600
                                                         ---------

        Total revenues                                                $ 202,785


EXPENSES
    Officers' compensation                                  61,600
    Pension                                                 39,900
    Printing                                                 6,862
    Telephone and utilities                                  6,625
    Repairs and maintenance                                 15,451
    Payroll taxes                                            4,664
    Other taxes and licenses                                   200
    Postage and shipping                                     3,401
    Supplies                                                 2,439
    Professional fees                                          495
                                                         ---------

        Total expenses                                                  141,637
                                                                      ---------

        Net income                                                       61,148

RETAINED EARNINGS, beginning of year                                     85,577

    Distributions                                                      (131,843)
                                                                      ---------

RETAINED EARNINGS, end of year                                        $  14,882
                                                                      =========



See independent auditors' report and the accompanying notes to financial statements, which are an integral part of this financial statement.

                          STATEMENT OF CASH FLOWS YEAR
                         ENDED DECEMBER 31, 1995 PROMPT
                              MEDICAL BILLING, INC.
                                   (restated)

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                        $  61,148
    Adjustments to reconcile net income to cash
        provided by operations:
           Expenses paid by a related party                               9,910
           Increase in accounts receivable                              (16,188)
           Increase in accounts payable and accrued
               pension contribution                                      38,309
                                                                      ---------

                  Net cash provided by operating activities              93,179


CASH FLOWS FROM INVESTING ACTIVITIES:
    Advances to shareholders                                            (25,257)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Shareholder distributions                                          (131,843)
                                                                      ---------

        Net decrease in cash                                            (63,921)

CASH, beginning of year                                                  64,165
                                                                      ---------

CASH, end of year                                                     $     244
                                                                      =========


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
    $9,910 of expenses were paid by a related party and recorded as additional paid in capital.


See independent auditors' report and the accompanying notes to financial statements, which are an integral part of this financial statement.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                          PROMPT MEDICAL BILLING, INC.
                                   (restated)


NOTE  1 -       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                NATURE OF OPERATIONS
                Prompt Medical Billing, Inc.'s (the Company) principal operations consist of providing billing and collection services to doctors. For 1995, 74% of the Company's revenues and 95% of the Company's accounts receivable were derived from two unrelated parties located in Miami, Florida.

                ESTIMATES
                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                INCOME TAXES
                The Company, with the consent of its shareholders, has elected to be treated as an S Corporation for income tax purposes. As a result, the shareholders report their share of the corporate taxable income on their individual income tax returns for each year the election is in effect. Accordingly, no provision for income taxes is included in the accompanying financial statements for the Company.

                FAIR VALUES OF FINANCIAL INSTRUMENTS
                During 1995, the Company adopted Financial Accounting Standards Board Statement No. 107, "Disclosures about Fair Value of Financial Instruments" (FAS 107). This statement requires the Company to disclose the fair value of financial instruments for which it is practicable to estimate that value. FAS 107 also requires the entity to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments.

                The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

                       Cash
                       The fair value of cash is its carrying value.

                       Due from Shareholders
                       The fair value of the amount due from the shareholders approximates its carrying value.

See independent auditors' report.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                          PROMPT MEDICAL BILLING, INC.
                                   (restated)

NOTE  2 -       ACCOUNTS RECEIVABLE
                Accounts receivable consist of open trade accounts with unrelated parties. Management considers all of the accounts receivable to be fully collectible; therefore, there is no provision for uncollectible accounts as of December 31, 1995.

NOTE  3 -       DUE FROM SHAREHOLDERS
                Noninterest bearing, due on demand.

NOTE  4 -       ACCOUNTS PAYABLE
                Accounts payable consist of amounts due to an affiliate for reimbursement of operating expenses as described in Note 5.

NOTE  5 -       RELATED PARTY TRANSACTIONS
                The Company reimburses a related party for expenses paid on its behalf. The expenses include payroll, payroll taxes, pension contributions and overhead expenses. These expenses totalled
                $119,973 in 1995. At December 31, 1995, the total amount of accounts payable and accrued pension contribution represents amounts due to this related party. Additionally, $9,910 of unreimbursed expenses were paid and contributed to capital by a related party during 1995.

NOTE  6 -       RETIREMENT PLAN
                The Company sponsors a money purchase pension plan for qualified employees. The minimum mandatory contributions are determined on an annual basis by the Company and are limited to the lesser of 25% of compensation and S corporation earnings or $30,000 per eligible employee. The Company's contribution expense amounted to $39,900 for the year ended December 31, 1995.

NOTE  7 -       COMMON CONTROL
                The Company's shareholders also control other companies whose operations are similar to or vertically integrated with those of the Company. The Company reimburses a related party for payroll, payroll taxes, pension contributions and overhead expenses which are allocated to the Company by that related party. Transactions between these companies are more fully disclosed in Note 4. The shareholders, however, are in a position to, and in the future may, influence the revenues or expenses of the Company for the benefit of other companies in the same line of business that are under their control.

NOTE  8 -       SUBSEQUENT EVENTS
                Pursuant to the compiled June 30, 1996 financial statement, the Company made a profit of $78,166 for the six months ended June
                30, 1996.

See independent auditors' report.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                          PROMPT MEDICAL BILLING, INC.
                                   (restated)


NOTE  8 -       SUBSEQUENT EVENTS (CONTINUED)
                On October 21, 1996, the Company sold corporate intangible assets which include goodwill, the name "Prompt Medical Billing, Inc." and customer agreements for $675,000. The payment terms include shares of stock of the purchasing company with an aggregate value of $500,000 and the balance of the purchase price in cash. This consideration is to be held in escrow until the earlier of two years from the closing date of October 21, 1996 or the date on which all cash and shares of stock of the purchasing company are released from escrow ("Escrow Period").
                The cash portion of the purchase price shall be paid to Prompt
                Medical Billing, Inc. or its shareholders in eight equal quarterly installments commencing ninety days from the closing date and the shares of stock of the purchasing company shall be released from escrow upon the termination of the escrow period.

                The sales agreement also includes a two-year covenant not to compete, employment contract for the majority shareholder and a consulting agreement with a related party.

                On September 9, 1996, the Company paid a management fee of $25,000 to a related party for consulting services rendered regarding the sale.

                On September 13, 1996, the Company adopted a plan of Complete Liquidation and Dissolution of Prompt Medical Billing, Inc. in accordance with Section 331, 453(h) and 453B(h) of the Internal Revenue Code. There is a twelve-month liquidation period from the adoption date to finalize business, liquidate and distribute any and all of its assets to the shareholders.

NOTE 9 -        SUBSEQUENT DISCOVERY OF FACTS
                Subsequent to the issuance of the Company's financial statements, management became aware that certain unrecorded expenses paid by a related party were not recorded as paid in capital in 1995 and 1994. Recording these expenses increased paid in capital by $17,916 and decreased net income and retained earnings by $9,910 and $17,916, respectively.

See independent auditors' report.


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